                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We have issued our report dated January 19, 1999 accompanying the consolidated financial statements of Brookline Bancorp, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/Grant Thornton LLP


Boston, Massachusetts
June 14, 1999